UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2025

Smith & Wesson Brands, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1852 Proffitt Springs Road

Maryville, Tennessee 37801

(Address of principal executive offices) (Zip Code)

(800) 331-0852

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per Share	SWBI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 17, 2025, Smith & Wesson Brands, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission to announce that the Company’s Vice President of Sales, Susan J. Cupero, planned to retire in May 2025.

On April 28, 2025, Smith & Wesson Sales Company, a subsidiary of the Company, and Ms. Cupero entered into an Agreement and Release (the “Agreement”) outlining the terms of her separation. Under the terms of the Agreement, among other things, (i) Ms. Cupero will continue to receive her regular base salary through April 30, 2027 and her car allowance through April 30, 2026; (ii) certain outstanding restricted stock units that were scheduled to vest in May 2026 became immediately vested; and (iii) Ms. Cupero will receive a lump sum payment to be used for supplemental coverage under Medicare.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.132 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

10.132	Agreement and Release, dated April 28, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON BRANDS, INC.

Date: May 2, 2025	By:	/s/ Deana L. McPherson
Deana L. McPherson
Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary